SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant  |X|

Filed by a Party other than the Registrant  |_|
Check the appropriate box:
| |  Preliminary Proxy Statement    |_| Confidential, for use of the Commission
|X|  Definitive Proxy Statement         Only (as permitted by Rule 14a-6(e)(2))
| |  Definitive Additional Materials
| |  Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                              KIRLIN HOLDING CORP.
______________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)

______________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     _________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:

    __________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    ___________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:

    ___________________________________________________________________________

(5) Total fee paid:

    ___________________________________________________________________________

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

    ___________________________________________________________________________

(2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________

(3) Filing Party:

    ___________________________________________________________________________

(4) Date Filed:

    ___________________________________________________________________________


-------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

                              KIRLIN HOLDING CORP.

                              6901 Jericho Turnpike
                             Syosset, New York 11791

                            _________________________

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                            ________________________

                                  June 12, 1998
                            ________________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders
("Annual Meeting") of Kirlin Holding Corp. ("Company") will be held at the offices of the Company at 6901 Jericho Turnpike, Syosset, New York on June 12, 1998, at 11:00 a.m., for the following purposes, all as more fully described in the attached Proxy Statement:

     1. To elect one director to serve for the ensuing three-year period and until his successor is elected and qualified; and

     2. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

     The Board of Directors has fixed the close of business on April 17, 1998, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

     You are earnestly requested to date, sign and return the accompanying form of proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the meeting in person. The proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the meeting or any adjournment thereof. The prompt return of the proxy will be of assistance in preparing for the meeting and your cooperation in this respect will be appreciated.

                                     By Order of the Board of Directors



                                     Barry Shapiro, Secretary

Syosset, New York
May 4, 1998

                              KIRLIN HOLDING CORP.

                            _______________________

                                 PROXY STATEMENT
                            _______________________

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON June 12, 1998



     This Proxy Statement and the accompanying form of proxy is furnished to stockholders of Kirlin Holding Corp. ("Company") in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of the Company for use in voting at the Annual Meeting of Stockholders to be held at the offices of the Company, 6901 Jericho Turnpike, Syosset, New York on June 12, 1998, at 11:00 a.m., and at any and all adjournments thereof. Any proxy given pursuant to this solicitation may be revoked by the person giving it by giving notice to the Secretary of the Company in person, or by written notification actually received by the Secretary, at any time prior to its being exercised. Unless otherwise specified in the proxy, shares represented by proxies will be voted for the election of the nominee listed herein.

     The Company's executive offices are located at 6901 Jericho Turnpike, Syosset, New York 11791. On or about May 4, 1998, this Proxy Statement and the accompanying form of proxy, together with a copy of the Annual Report of the Company for the fiscal year ended December 31, 1997, are to be mailed to each stockholder of record at the close of business on April 17, 1998.


                                VOTING SECURITIES

     The Board of Directors has fixed the close of business on April 17, 1998, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments thereof. As of April 17, 1998, the Company had issued and outstanding 2,802,764 shares of Common Stock, the Company's only class of voting securities outstanding. Each stockholder of the Company will be entitled to one vote for each share of Common Stock registered in his name on the record date. The presence, in person or by proxy, of a majority of all of the outstanding shares of Common Stock constitutes a quorum at the Annual Meeting. Proxies relating to "street name" shares that are returned to the Company but marked by brokers as "not voted" will be treated as shares present for purposes of determining the presence of a quorum on all matters but will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld by the broker ("broker non-votes"). The election of directors requires a plurality vote of those shares voted at the Annual Meeting with respect to the election of directors. "Plurality" means that the individuals who receive the largest number of votes cast "FOR" are elected as directors. Consequently, any shares not voted "FOR" a particular nominee (whether as a result of a direction to withhold authority or a broker non-vote) will not be counted in such nominee's favor. All other matters to be voted on will be decided by the affirmative vote of a majority of the shares present or represented at the Annual Meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote, but because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote.

     The following table sets forth certain information as of April 17, 1998, with respect to (i) those persons or groups known to the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each director and nominee,
(iii) each executive officer whose compensation exceeded $100,000 in fiscal 1997, and (iv) all directors and executive officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares.

                                    Account and Nature of             Percent
Name of Beneficial Owner(1)         Beneficial Ownership             of Class
------------------------            --------------------             --------
David O. Lindner..................         724,000                      25.8%
Anthony J. Kirincic...............         724,000                      25.8%
Robert A. Paduano(2)..............         129,200                       4.6%
Edward J. Casey...................           1,500                        *
Edmund McCormick..................           - 0 -                      - 0 -
All Executive Officers and
 Directors as a Group (5 persons).       1,578,700                      56.0%

---------------------------------

*        Less than 1%.

(1) The business address of Messrs. Lindner and Kirincic is 6901 Jericho Turnpike, Syosset, New York 11791. Mr. Paduano's business address is 2001 Route 46, Parsippany, New Jersey 07054. Mr. Casey's business address is 444 South Flower Street, Los Angeles, California 90071. Mr. McCormick's business address is 18 Bank Street, Summit, New Jersey 07901.

(2) Mr. Paduano resigned as a director and executive officer of the Company effective April 30, 1998. The number of shares in the table includes an aggregate of 31,500 shares of Common Stock held by three trusts established for the benefit of Mr. Paduano's children for which he serves as co-trustee.


                        PROPOSAL I: ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, each of which generally serves for a term of three years, with only one class of directors being elected in each year. The term of the first class of directors, consisting of David O. Lindner and Edward J. Casey, will expire in 1999; the term of office of the second class of directors, consisting of Edward McCormick will expire in 2000; and the term of office of the third class of directors, consisting of Anthony J. Kirincic, will expire on the date of this year's Annual Meeting. In each case, each director serves from the date of his election until the end of his term and until his successor is elected and qualified.

     One person will be elected at the Annual Meeting to serve as a director for a term of three years. The Board of Directors has nominated Anthony J. Kirincic as the candidate for election. Unless authority is withheld, the proxies solicited by the Board of Directors will be voted FOR the election of this nominee. In case the nominee becomes unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

Information About the Nominee

     Anthony J. Kirincic has been President, Chief Financial Officer and a director of the Company and of the Company's wholly-owned subsidiary, Kirlin Securities, Inc. ("Kirlin"), since the inception of each. He is 36 years old.

Information About the Other Directors and Executive Officers

    The Company's other Directors and Executive Officers are as Follows:


Name                      Age        Principal Occupation
----------------          ---        -----------------------------------------
David O. Lindner          36         Chairman of the Board and Chief Executive
                                       Officer of the Company and Kirlin
Edward J. Casey           38         Director of the Company and Attorney
Edmund McCormick          57         Director and Management Consultant

     David O. Lindner has been Chairman of the Board and Chief Executive Officer of the Company and Kirlin since the inception of each.

     Edward J. Casey has been a director of the Company since November 1995. Since June 1992, Mr. Casey has been an attorney at McClintock, Weston, Benshoof, Rochefort, Rubalcava and MacCuish. From August 1985 to June 1992, Mr. Casey was an attorney at Alschuler, Grossman and Pines.

     Edmund McCormick has been a director of the Company since February 1998. Since 1987, Mr. McCormick has been Chairman of the Board of Directors at McCormick & Co., a management consulting firm. In addition, since 1978, Mr. McCormick has also been the Chairman of the Board of McCormick Organization, a real estate management company.

     The executive officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board.

     During the fiscal year ended December 31, 1997, the Company's Board of Directors held three meetings and acted by unanimous written consent on two occasions. The Company does not have a standing compensation or nominating committee. The Board of Directors established an audit committee in November 1995 consisting of Edward J. Casey, David O. Lindner and Robert A. Paduano. In February 1998, Messrs. Lindner and Paduano resigned and Edmund McCormick was appointed to the audit committee upon his becoming a director. The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent auditors of the Company, to review with the independent auditors the scope of the annual audit and review their final report relating thereto; to review with the independent auditors the accounting practices and policies of the Company and recommend to whom reports should be submitted within the Company; to review with internal and independent auditors overall accounting and financial controls; to be available to the independent auditors during the year for consultation; and to review related party transactions by the Company on an ongoing basis and review potential conflicts of interest situations where appropriate. The audit committee met once in the fiscal year ended December 31, 1997.

Executive Compensation

     The following table sets forth information concerning compensation for the fiscal years indicated for services in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer and each of the other most highly compensated executive officers whose compensation was in excess of $100,000 during the fiscal year ended December 31, 1997.


                                                         SUMMARY COMPENSATION TABLE
                                                   Annual Compensation(1)                                Long-Term Compensation
                                                                                  Other Annual        Number of
Name and Principal Position            Year         Salary         Bonus          Compensation         Options           All Other
                                                      ($)           ($)              ($)(3)              (#)           Compensation
---------------------------            ----         -------      ----------       ------------        ---------        ------------
                                       1997         325,000      400,000(2)         177,928              --                  --
David O. Lindner                       1996         225,000      125,000             48,951           66,000(4)              --
         Chief Executive Officer       1995         200,000         --               52,593              --                  --

                                       1997         325,000      400,000(2)         177,928              --                  --
Anthony J. Kirincic                    1996         225,000      125,000             48,951           66,000(4)              --
         President                     1995         200,000                          52,479              --                  --

Robert A. Paduano                      1997         237,500      150,000(2)         153,808              --                  --
         formerly Executive Vice       1996         225,000         --               51,570           66,000(4)              --
         President                     1995         200,000         --               52,593              --                  --


(1) The compensation is paid by the Company's wholly-owned subsidiary, Kirlin Securities, Inc.

(2) Approximately one-half of this amount ($200,250 for Messrs. Lindner and Kirincic and $76,563.50 for Mr. Paduano) was paid in cash and the balance was paid by the issuance of the Company's Common Stock under the Company's 1994 Stock Plan, which was valued at the last sale price of the Common Stock ($5.875) on the date of the award. Accordingly, Messrs. Lindner and Kirincic were each issued 34,000 shares and Mr. Paduano was issued 12,500 shares.

(3) Represents brokerage commissions and in 1997 includes cash received in the Company's exchange offer of its outstanding stock options and warrants described below.

(4) Represented options to purchase 66,000 shares of Common Stock for $2.75 per share through January 11, 2001, of which options to purchase 36,000 shares became exercisable on January 12, 1997, and options to purchase 30,000 shares were to have become exercisable on January 12, 1998. These options were surrendered in July 1997 in the option exchange described below. On December 22, 1997, the Company effected a two-for-one stock split of its Common Stock by the declaration and payment of a 100% stock dividend. All share and exercise price information in this proxy statement have been adjusted to reflect this stock split.

     The following table summarizes the number of options exercised by the executive officers named above during the fiscal year ended December 31, 1997, and the value realized as a result of such exercise.


                                         AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR

                                                                    Number of
Name                                    Date Exercised         Options Exercised          Exercise Price          Value Realized
------------------------------          --------------          ----------------          --------------          --------------
David O. Lindner                            7/23/97                  20,000                    $2.75                  $15,000
         Chairman of the Board

Anthony J. Kirincie                         7/23/97                  20,000                    $2.75                  $15,000
         President

Robert A. Paduano                           7/23/97                  36,000                    $2.75                  $27,000
         formerly Executive Vice
         President



     No options were granted to the executive officers named above during the fiscal year ended December 31, 1997. The executive officers named above did not hold any options at December 31, 1997.

Compensation Arrangements

     Kirlin had employment agreements with each of Messrs. Lindner and Kirincic that expired on December 31, 1996, and which provided for an annual salary of $225,000 during 1996. Commencing in 1997, Messrs. Lindner and Kirincic began being paid a salary at an annual rate of $325,000. Each of these officers also receive and share equally in brokerage commissions generated by their customer accounts. In addition, Kirlin issues to each of Messrs. Lindner and Kirincic 20% of any underwriter warrants issuable to Kirlin in connection with its investment banking activities.

     Kirlin also had an employment agreement with Mr. Paduano that expired on December 31, 1996, and which provided for an annual salary of $225,000 during 1996. Commencing in 1997, Mr. Paduano was paid a salary at an annual rate of $225,000 until June 30, 1997, and thereafter at a rate of $250,000 per year. Mr. Paduano also received brokerage commissions generated by his customer accounts and 5% of any underwriter warrants issuable to Kirlin in connection with its investment banking activities. Mr. Paduano resigned as a director and executive officer of the Company and Kirlin effective April 30, 1998 and his employment by Kirlin is expected to cease on May 15, 1998. Until that time Mr. Paduano will continue to receive brokerage commissions, but will no longer receive a salary or a portion of underwriter warrants. In consideration for certain covenants not to compete for a period of two years following the cessation of his employment, Mr. Paduano will receive a severance payment of $300,000 payable in 15 monthly installments.


     Edward J. Casey, the only director of the Company in 1997 not employed by the Company's subsidiary, Kirlin, received an annual director's fee of $12,000, payable quarterly, in 1997. Commencing in 1998, the non-employee directors, Messrs. Casey and McCormick, receive annual directors' fees of $15,000 payable quarterly. In addition, on January 12, 1996, Mr. Casey was granted options to purchase 5,000 shares of Common Stock for $2.75 per share through January 11, 2006, which options became exercisable on January 12, 1997. These options were surrendered in the option exchange described below.

1997 Option and Warrant Exchange

     In order to reduce the number of outstanding stock options and warrants to purchase shares of Common Stock, in July 1997 the Company made an exchange offer to the holders of all of its outstanding stock options and warrants. The offer involved the exchange and surrender of these options or warrants for cash, Common Stock or a combination of one-half cash and one-half Common Stock, all at various specified exchange rates dependent upon the grant date and exercise price of the option. All of the Company's executive officers and directors holding options and warrants fully participated in the exchange offer as shown in the following table:

                                      Number of             Number of
                                     Options and            Shares of
                                      Warrants             Common Stock
                                    Exchanged and          Received in           Cash Received
Participant                          Surrendered             Exchange             in Exchange
-----------------------            ---------------         ------------          --------------
David O. Lindner                        122,092               - 0 -                  $87,808

Anthony J. Kirincic                     122,092               - 0 -                  $87,808

Robert A. Paduano                       106,092               - 0 -                  $73,808

Edward J. Casey                           5,000               - 0 -                  $ 4,375

Stock Option Plans

     In August 1994, the Company adopted the 1994 Stock Plan ("1994 Plan") covering 1,200,000 shares of the Company's Common Stock pursuant to which officers, directors, key employees and consultants of the Company are eligible to receive incentive or non-qualified stock options, stock appreciation rights, restricted stock awards, deferred stock, stock reload options and other stock based awards. The 1994 Plan will terminate at such time that no further awards may be granted and awards granted are no longer outstanding, provided that incentive options may only be granted until August 1, 2004. The 1994 Plan is administered by the Board of Directors. To the extent permitted under the provisions of the 1994 Plan, the Board of Directors has authority to determine the selection of participants, allotment of shares, price, and other conditions of purchase of awards and administration of the 1994 Plan. In June 1996, the Company adopted the 1996 Stock Plan ("1996 Plan"), covering 2,000,000 shares of the Company's Common Stock, which is substantially identical to the 1994 Plan except that incentive options may be granted until April 10, 2006.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These reporting persons also are required to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on its review of the copies of such forms furnished to it and representations that no other reports were required, the Company believes that all Section 16(a) reporting requirements were complied with during the fiscal year ended December 31, 1997.

                             INDEPENDENT ACCOUNTANTS

     The Company anticipates that it will select the independent accounting firm of Goldstein Golub Kessler & Company, P.C. as the auditors of the Company for the fiscal year ending December 31, 1998, although no formal recommendation has been made to the Company's Board of Directors by its audit committee as of the date of this proxy statement. A representative of Goldstein Golub Kessler & Company, P.C., the auditors of the Company for the fiscal year ended December 31, 1997, is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

                           1999 STOCKHOLDER PROPOSALS

     In order for stockholder proposals for the 1998 Annual Meeting of Stockholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in Syosset, New York not later than January 4, 1999.

                             SOLICITATION OF PROXIES

     The solicitation of proxies in the enclosed form is made on behalf of the Company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telephone using the services of directors, officers and regular employees of the Company at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Company's stock.

                                  OTHER MATTERS

     The Board of Directors knows of no matter which will be presented for consideration at the Annual Meeting other than the matters referred to in this Proxy Statement. Should any other matter properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                                               Barry Shapiro, Secretary
Syosset, New York
May 4, 1998

                          KIRLIN HOLDING CORP. - PROXY
                       Solicited By The Board Of Directors
                 for Annual Meeting To Be Held on June 12, 1998

 P The undersigned Stockholder(s) of KIRLIN HOLDING CORP., a Delaware corporation ("Company"), hereby appoints Anthony J. Kirincic and David O. Lindner, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Annual
 R Meeting of Stockholders of the Company to be held on June 12, 1998 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all of the following proposals.

 O   1.  Election of the following Director:

 X                    Anthony J. Kirincic

     FOR      |_|                              WITHHOLD AUTHORITY        |_|
 Y


     2. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

                                   Date _____________________________, 1998


                                   __________________________________________
                                               Signature

                                   __________________________________________
                                               Signature if held jointly

                    Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.